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                        FIRST NORTHERN COMMUNITY BANCORP

                        2000 EMPLOYEE STOCK PURCHASE PLAN

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                                TABLE OF CONTENTS
                                -----------------

                                                                           Page
                                                                           ----

Section 1.     Establishment of the Plan......................................1


Section 2.     Definitions....................................................1


Section 3.     Duration; Shares Authorized....................................2


Section 4.     Administration.................................................2


Section 5.     Eligibility and Participation..................................3


Section 6.     Participation Periods..........................................3


Section 7.     Purchase Price.................................................3


Section 8.     Employee Contributions.........................................3


Section 9.     Plan Accounts; Purchase of Shares..............................4


Section 10.    Withdrawal From the Plan.......................................5


Section 11.    Effect of Termination of Employment or Death...................5


Section 12.    Rights Not Transferable........................................5


Section 13.    Recapitalization, Etc..........................................5


Section 14.    Limitation on Stock Ownership..................................6


Section 15.    No Rights as an Employee.......................................6


Section 16.    Rights as a Stockholder........................................6


Section 17.    Use of Funds...................................................6


Section 18.    Amendment or Termination of the Plan...........................7


Section 19.    Governing Law..................................................7

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                        FIRST NORTHERN COMMUNITY BANCORP
                        2000 EMPLOYEE STOCK PURCHASE PLAN


     Section 1. Establishment of the Plan.
     ---------- --------------------------

     This Plan was first established by First Northern Bank of Dixon (the "Bank"). Pursuant to an Agreement and Plan of Reorganization, as of May 19, 2000, the Bank became a wholly owned subsidiary of First Northern Community Bancorp (the "Company") and the Company assumed sponsorship of the Plan. The Company hereby amends and restates the Plan to assume sponsorship of the Plan and to provide Eligible Employees with an opportunity to purchase the Company's common stock so that they may increase their proprietary interest in the success of the Company. The Plan, which provides for the purchase of stock through payroll withholding, is intended to qualify under Section 423 of the Code.

     Section 2. Definitions.
     ---------- ------------

     (a) "Board of Directors" or "Board" means the Board of Directors of the Company.

     (b) "Code" means the Internal Revenue Code of 1986, as amended.

     (c) "Company" means First Northern Community Bancorp, a California corporation.

     (d) "Compensation" means the base compensation paid to a Participant during a Participation Period in cash or in kind including overtime, commissions and shift differential. Incentive compensation, other bonuses and other forms of compensation for work outside the regular work schedule are excluded.

     (e) "Date of Participation" means the first day of a Participation Period.

     (f) "Eligible Employee" means any Employee of a Participating Company (i) who has been continually employed for at least ninety (90) days prior to the commencement of a Participation Period, and (ii) who is an Employee at the commencement of a Participation Period. In addition, an Employee who is an officer and who is a highly compensated employee within the meaning of section 414(q) of the Code may be excluded from participation in the Plan.

     (g) "Employee" means any common-law employee of a Participating Company.

     (h) "Fair Market Value" shall mean (i) the closing price of a share of Stock on the principal exchange which the shares are trading on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (ii) if the shares are not traded on an exchange but are quoted on the Nasdaq National Market or a successor quotation system, the closing price on the Nasdaq National Market or such successor quotation system on the first trading day immediately preceding the date on which the Fair Market Value is determined, or (iii) if the shares are not traded on an exchange or quoted on the Nasdaq National Market or a successor quotation system, the fair market value of a share as determined by the Plan Administrator in good faith. Such determination shall be conclusive and binding on all persons.

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     (i) "Participant" means an Eligible Employee who elects to participate in the Plan, as provided in Section 5 hereof.

     (j) "Participating Company" means the Company, First Northern Bank of Dixon and such present or future Subsidiaries of the Company as the Board of Directors shall from time to time designate.

     (k) "Participation Period" means a period during which contributions may be made toward the purchase of Stock under the Plan, as determined pursuant to
Section 6.

     (l) "Plan Account" means the account established for each Participant pursuant to Section 9(a).

     (m) "Purchase Price" means the price at which Participants may purchase Stock under Section 5 of the Plan, as determined pursuant to Section 7.

     (n) "Stock" means the common stock of the Company.

     (o) "Subsidiary" means a subsidiary corporation as defined in Section 424 of the Code.

     Section 3. Duration; Shares Authorized.
     ---------- ----------------------------

     The Plan shall terminate automatically on February 27, 2007 and may be terminated on any earlier date pursuant to Section 18 below. The maximum aggregate number of shares which may be offered under the Plan shall be 568,248 shares of Stock, subject to adjustment as provided in Section 13 hereof.

     Section 4. Administration.
     ---------- ---------------

     (a) The Plan shall be administered by a Plan Administrator appointed by the Board of Directors. The interpretation and construction by the Plan Administrator of any provision of the Plan or of any right to purchase stock qualified hereunder shall be conclusive and binding on all persons.

     (b) No member of the Board or the Plan Administrator shall be liable for any action or determination made in good faith with respect to the Plan or the right to purchase Stock hereunder. The Plan Administrator shall be indemnified by the Company against the reasonable expenses, including attorney's fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which he or she may be a party by reason of any action taken or failure to act under or in connection with the Plan or any stock purchased thereunder, and against all amounts paid by him or her in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by him or her in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that the Plan Administrator is liable for negligence or misconduct in the performance of his or her duties; provided that within sixty (60) days after institution of any such action, suit

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or proceeding, the Plan Administrator shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.

     (c) All costs and expenses incurred in administering the Plan shall be paid by the Company. The Board or the Plan Administrator may request advice for assistance or employ such other persons as are necessary for proper administration of the Plan.

     Section 5. Eligibility and Participation.
     ---------- ------------------------------

     (a) Any person who qualifies or will qualify as an Eligible Employee on the Date of Participation with respect to a Participation Period may elect to participate in the Plan for such Participation Period. An Eligible Employee may elect to participate by executing the participation agreement prescribed for such purpose by the Plan Administrator. The participation agreement shall be filed with the Plan Administrator no later than the deadline stated on the participation agreement, and if none is stated, then no later than the first day of the Participation Period. The Eligible Employee shall designate on the participation agreement the amount, of his or her Compensation which he or she elects to have withheld for the purchase of Stock in the manner specified by the Plan Administrator; provided that the amount may not be greater than ten percent (10%) of the Participant's Compensation.

     (b) By enrolling in the Plan, a Participant shall be deemed to have elected to purchase the maximum number of whole shares of Stock which can be purchased with the amount of the Participant's Compensation which is withheld during the Participation Period.

     (c) Once enrolled, a Participant will continue to participate in the Plan for each succeeding Participation Period until he or she terminates participation or ceases to qualify as an Eligible Employee. A Participant who withdraws from the Plan in accordance with Section 10 may again become a Participant, if he or she then is an Eligible Employee, by following the procedure described in Section 5(a).

     Section 6. Participation Periods.
     ---------- ----------------------

     The Plan shall be implemented by one or more Participation Periods of not more than twenty-seven (27) months each. The Board of Directors, or a committee to which the Board has delegated its authority, shall determine the commencement date and duration of each Participation Period.

     Section 7. Purchase Price.
     ---------- ---------------

     The Purchase Price for each share of Stock shall be the lesser of (i) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day before the Date of Participation or (ii) eighty-five percent (85%) of the Fair Market Value of such share on the last trading day during the Participation Period.

     Section 8. Employee Contributions.
     ---------- -----------------------

     A Participant may purchase shares of Stock solely by means of payroll deductions. Payroll deductions, as designated by the Participant pursuant to
Section 5(a), shall commence

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with the first paycheck issued during the Participation Period and shall be deducted from each paycheck throughout the Participation Period. If a Participant desires to decrease the rate of payroll withholding during the Participation Period, he or she may do so, if permitted by the Plan Administrator, one time during a Participation Period by filing a new participation agreement with the Plan Administrator. Such decrease will be effective as of the first day of the second payroll period which begins following the receipt of the new participation agreement. If a Participant desires to increase the rate of payroll withholding, he or she may do so effective for the next Participation Period by filing a new participation agreement with the Plan Administrator on or before the date specified by the Plan Administrator, and if none is stated, then no later than the first day of the Participation Period for which such change is to be effective.

     Section 9. Plan Accounts; Purchase of Shares.
     ---------- ----------------------------------

     (a) The Company will maintain a Plan Account on its books in the name of each Participant. At the close of each pay period, the amount deducted from the Participant's Compensation will be credited to the Participant's Plan Account.

     (b) As of the last day of each Participation Period, the amount then in the Participant's Plan Account will be divided by the Purchase Price, and the number of whole shares which results (subject to the limitations described in Sections 5(b), 9(c) and 14) shall be purchased from the Company with the funds in the Participant's Plan Account. Share certificates representing the number of shares of Stock so purchased shall be delivered to the Plan Administrator pursuant to a participation agreement between each Participant and the Company and subject to the conditions described therein which may include a requirement that shares of Stock be held and not sold for certain time periods.

     (c) In the event that the aggregate number of shares which all Participants elect to purchase during a Participation Period shall exceed the number of shares remaining available for issuance under the Plan, then the number of shares to which each Participant shall become entitled shall be determined by multiplying the number of shares available for issuance by a fraction the numerator of which is the sum of the number of shares the Participant has elected to purchase pursuant to Section 5, and the denominator of which is the sum of the number of shares which all employees have elected to purchase pursuant to Section 5. Any cash amount remaining in the Participant's Plan Account under these circumstances shall be refunded to the Participant.

     (d) Any amount remaining in the Participant's Plan Account caused by a surplus due to fractional shares after deducting the amount of the Purchase Price for the number of whole shares issued to the Participant shall be carried over in the Participant's Plan Account for the succeeding Participation Period, without interest. Any amount remaining in the Participant's Plan Account caused by anything other than a surplus due to fractional shares shall be refunded to the Participant in cash, without interest.

     (e) As soon as practicable following the end of each Participation Period, the Company shall deliver to each Participant a Plan Account statement setting forth the amount of payroll deductions, the purchase price, the number of shares purchased and the remaining cash balance, if any.

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     Section 10. Withdrawal From the Plan.
     ----------- -------------------------

     A Participant may elect to withdraw from participation under the Plan at any time up to the last day of a Participation Period by filing the prescribed form with the Plan Administrator. As soon as practicable after a withdrawal, payroll deductions shall cease and all amounts credited to the Participant's Plan Account will be refunded in cash, without interest. A Participant who has withdrawn from the Plan shall not be a Participant in future Participation Periods, unless he or she again enrolls in accordance with the provisions of
Section 5.

     Section 11. Effect of Termination of Employment or Death.
     ----------- ---------------------------------------------

     (a) Termination of employment as an Eligible Employee for any reason, including death, shall be treated as an automatic withdrawal from the Plan under
Section 10. A transfer from one Participating Company to another shall not be treated as a termination of employment.

     (b) A Participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's Account under the Plan in the event of such Participant's death subsequent to the purchase of shares but prior to delivery to him of such shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's Account under the Plan in the event of such Participant's death prior to the last day of a Participation Period.

     (c) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant; or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant; or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate. Section 12. Rights Not Transferable.

     Section 12. Rights Not Transferable.
     ----------  ------------------------

     The rights or interests of any Participant in the Plan, or in any Stock or moneys to which he or she may be entitled under the Plan, shall not be transferable by voluntary or involuntary assignment or by operation of law, or by any other manner other than as permitted by the Code or by will or the laws of descent and distribution. If a Participant in any manner attempts to transfer, assign or otherwise encumber his or her rights or interest under the Plan, other than as permitted by the Code or by will or the laws of descent and distribution, such act shall be treated as an automatic withdrawal under Section 10.

     Section 13. Recapitalization, Etc.
     ----------  ----------------------

     (a) The aggregate number of shares of Stock offered under the Plan, the number and price of shares which any Participant has elected to purchase pursuant to Section 5 and the maximum number of shares which a Participant may elect to purchase under the Plan in any Participation Period shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or consolidation of shares or any other

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capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt of consideration by the Company.

     (b) In the event of a dissolution or liquidation of the Company, or a merger or consolidation to which the Company is a constituent corporation, this Plan shall terminate, unless the plan of merger, consolidation or reorganization provides otherwise, and all amounts which each Participant has paid towards the Purchase Price of Stock hereunder shall be refunded, without interest.

     (c) The Plan shall in no event be construed to restrict in any way the Company's right to undertake a dissolution, liquidation, merger, consolidation or other reorganization.

     Section 14. Limitation on Stock Ownership.
     ----------- ------------------------------

     Notwithstanding any provision herein to the contrary, no Participant shall be permitted to elect to participate in the Plan (i) if such Participant, immediately after his or her election to participate, would own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any parent or Subsidiary of the Company, or
(ii) if under the terms of the Plan the rights of the Employee to purchase Stock under this Plan and all other qualified employee stock purchase plans of the Company or its Subsidiaries would accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of the Fair Market Value of such Stock (determined at the time such right is granted) for each calendar year for which such right is outstanding at any time. For purposes of this Section 14, ownership of stock shall be determined by the attribution rules of Section 424(d) of the Code, and Participants shall be considered to own any stock which they have a right to purchase under this or any other stock plan.

     Section 15. No Rights as an Employee.
     ----------- -------------------------

     Nothing in the Plan shall be construed to give any person the right to remain in the employ of a Participating Company. Each Participating Company reserves the right to terminate the employment of any person at any time and for any reason.

     Section 16. Rights as a Stockholder.
     ----------- ------------------------

     A Participant shall have no rights as a stockholder with respect to any shares he or she may have a right to purchase under the Plan until the date of issuance of a stock certificate pursuant to Section 9(b), subject to the stockholders approval of the adoption of the Plan.

     Section 17. Use of Funds.
     ----------- -------------

     All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions in separate accounts.

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     Section 18. Amendment or Termination of the Plan.
     ----------- -------------------------------------

     The Board of Directors shall have the right to amend, modify or terminate the Plan at any time without notice. An amendment of the Plan shall be subject to stockholder approval only to the extent required by applicable laws, regulations or rules.

     Section 19. Governing Law.
     ----------- --------------

     The Plan shall be governed by, and construed and interpreted in accordance with, the laws of the State of California.

     To record the adoption of the Plan by the Board of Directors, effective as of May 18, 2000, and subject to stockholder approval, the Company has caused its authorized officer to execute the same on May 18, 2000.


                                First Northern Community Bancorp



                               By     /s/ Owen J. Onsum
                                  ----------------------------------------

                               Its  President
                                  ----------------------------------------

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